EXHIBIT 10.251.1
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE (this “Supplement”), dated as of August 20, 2007, is between ION Media Networks, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).
Preliminary Statements
     The Company and the Trustee are parties to that certain Indenture, dated as of May 4, 2007 (the “Indenture”), relating to the issuance of the Company’s 11% Series B Mandatorily Convertible Senior Subordinated Notes due 2013. Section 2.02(g) of the Indenture provides that Securities may only be issued in denominations of $1,000 principal amount and any integral multiple thereof. The parties hereto wish to supplement the Indenture to provide that the Securities may be issued in any denomination, whether or not an integral multiple of $1,000.
     Section 10.01(l) of the Indenture allows the Company and the Trustee to enter into a supplemental indenture without the consent of the Holders to take any action that will not adversely affect the Holders. The Company hereby represents that the changes contained herein will not adversely affect the Holders.
     Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Indenture.
Agreement
     In consideration of the purchase of the Securities by the Holders thereof, the parties hereto agree, for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities, that the Indenture is hereby supplemented to provide that Securities may be issued in any denomination, whether or not an integral multiple of $1,000. Further, Securities of any denomination, whether or not an integral multiple of $1,000, may be converted in the manner set forth in Article 4 of the Indenture, whether the conversion is optional or mandatory.
     The Trustee makes no representations as to the validity or sufficiency of this Supplement. The statements herein are deemed to be those of the Company and not of the Trustee.
     This Supplement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Supplement to be duly executed as of the date and year first written above.

ION MEDIA NETWORKS, INC.
By:	/s/ Richard Garcia
	Name:	Richard Garcia
	Title:	Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Assistant Treasurer

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